Exhibit 99.1
N E W S R E L E A S E
FOR IMMEDIATE RELEASE
February 2, 2021

CHESAPEAKE ANNOUNCES OFFERING OF SENIOR NOTES

Proceeds Will be Used to Partially Fund Emergence From Chapter 11

OKLAHOMA CITY, February 2, 2021 — Chesapeake Energy Corporation (“Chesapeake”) today announced that, subject to market conditions, Chesapeake’s wholly owned indirect subsidiary, Chesapeake Escrow Issuer LLC (the “Issuer”), intends to offer $500 million aggregate principal amount of senior notes due 2026 (the “2026 Notes”) and $500 million aggregate principal amount of senior notes due 2029 (the “2029 Notes, and collectively with the 2026 Notes, the “Notes”) pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The offering of the Notes is part of a series of exit financing transactions being undertaken in connection with a restructuring of Chesapeake and certain of its subsidiaries (collectively, the “Debtors”), to be effected through a plan of reorganization under Chapter 11 of title 11 of the United States Code in the U.S. Bankruptcy Court for the Southern District of Texas substantially on the terms of the Debtors’ Fifth Amended Joint Chapter 11 Plan of Reorganization of Chesapeake Energy Corporation and its Debtor Affiliates, filed January 12, 2021 (as it may be amended, supplemented or modified, the “Plan”) and approved by the Bankruptcy Court on January 16, 2021 (the “Chapter 11 Cases”). If the Notes are issued prior to satisfaction of certain escrow release conditions, which includes the occurrence of the effective date of the Plan (the “Effective Date”), the Issuers will deposit the gross proceeds of the offering for each series of Notes into a segregated escrow account for each series of Notes (each, an “Escrow Account”). The Notes of each series will be secured by a lien on amounts deposited in the applicable Escrow Account until such amounts are released upon satisfaction of the escrow release conditions. On the Effective Date, the Escrow Issuer will merge with and into Chesapeake with Chesapeake continuing as the surviving entity, and the Notes will be assumed by Chesapeake. The proceeds of the offering, together with cash on hand and the anticipated proceeds from the other exit financing transactions, including borrowings under a new revolving credit facility and a rights offering of new shares of common stock will be used to fund the distributions provided for under the Plan, including the repayment of Chesapeake’s debtor-in-possession facility and certain fees, commissions and expenses related to Chesapeake’s emergence from bankruptcy.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Headquartered in Oklahoma City, Chesapeake Energy Corporation's (NYSE: CHK) operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions based on management's views, estimates, and beliefs as of the time of these statements regarding future events and results. When used in this release, words such as “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “strategy,” “future” or their negatives or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements involve uncertainties and are subject to many risks and variables. Actual future events may differ materially from those expressed in these forward-looking statements as a result of a number of factors related to our Chapter 11 cases, which are set forth in our risk factors described in our 2019 Annual Report on Form 10-K, 2020 First Quarterly Report on Form 10-Q, 2020 Second Quarterly Report on Form 10-Q, 2020 Third Quarterly Report on Form 10-Q and Current Report on Form 8-K filed with the SEC on January 19, 2021 available at the SEC’s website at www.sec.gov. Although we believe our forward-looking statements are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (partially or in full) or will prove to have been correct. In light of the above, the events anticipated by our forward-looking statements may not occur, and, if any of such events do, we may not have correctly anticipated timing or the extent of their impact. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.